UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 26, 2010
Date of Report

ALTERNET SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-31909	88-0473897
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2665 S. Bayshore Drive, Suite 220-12 Miami, Florida 33133

Tel: 786-265-1840
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01: Changes in Registrant’s Certifying Accountant

(a) On March 15, 2010, the members of the Board of Directors of Alternet Systems, Inc., a Nevada corporation (the “ Registrant ”), unanimously approved the dismissal of Pollard – Kelley Audit Services Inc. (PK), as the Registrant’s independent registered public accounting firm.

     No reports of PK on the Registrant’s financial statements for the past two fiscal years; specifically the fiscal years ended December 31, 2007 and 2008 and through March 24, 2010, contained any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the fiscal years ended December 31, 2007 and 2008 and through March 24, 2010, there were no disagreements with PK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PK, would have caused it to make reference thereto in any report.

     During the fiscal years ended December 31, 2007 and 2008 and through March 24, 2010, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Registrant requested that PK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On March 24, 2010, the Registrant engaged the firm of Hamilton PC as the Registrant’s principal independent accountant to audit the Registrant’s financial statements. The members of the Registrant’s Audit Committee unanimously approved the engagement of Hamilton PC.

     Prior to the engagement of Hamilton PC, neither the Registrant nor any person on the Registrant’s behalf consulted Hamilton PC regarding either (i) the application of accounting principles to a specified completed or proposed transaction or the type of audit opinion that might be rendered on the Registrant’s financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable .

(b)	Not applicable .

(c)	Not applicable .

(d)	Exhibits .

EXHIBITS

Exhibit Number	Description

16.1	Letter from Pollard Kelley Audit Services Inc. dated 10/23/2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNET SYSTEMS, INC.

By: /s/ Luz Villanueva
Luz Villanueva, Secretary

By: /s/ Henryk Dabrowski
Henryk Dabrowski, President and Director

Dated: March 26, 2010